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                                                                      EXHIBIT 21

                                  HOWELL CORPORATION
                               PARENT AND SUBSIDIARIES

                                  December 31, 1998

     The following is a list of all significant operating subsidiaries of the Company on December 31, 1998. Each of the subsidiaries is included in the Company's Consolidated Financial Statements.

                                                                                    PERCENTAGE OF
                                                                                  VOTING SECURITIES
                                                                JURISDICTION OF        HELD BY
                                                                 INCORPORATION     IMMEDIATE PARENT
                                                                 -------------     ----------------
Howell Corporation . . . . . . . . . . . . . . . . . . . . .       Delaware             (1)
     Howell Hydrocarbons & Chemicals, Inc. . . . . . . . . .       Delaware             100%
     Howell Petroleum Corporation. . . . . . . . . . . . . .       Delaware             100%
     Howell Crude Oil Company. . . . . . . . . . . . . . . .       Delaware             100%

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(1)  Paul N. Howell may be considered a "parent" of the Company.  On December
     31, 1998, Mr. Howell is deemed to own "beneficially," as that term is defined in Rule 13(d)(3) of the General Rules and Regulations under the Securities Exchange Act of 1934, 22% of the voting securities of the Company.